SACHEM CAPITAL APPOINTS JEFFERY C. WALRAVEN AS PERMANENT CHIEF FINANCIAL OFFICER

BRANFORD, Conn., September 4, 2025 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) (the “Company”), a real estate lender specializing in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property, today announced that it has named Jeffery C. Walraven Executive Vice President and Chief Financial Officer, effective as of September 1, 2025. Mr. Walraven has served as the Company’s Interim Chief Financial Officer since December 2024. In conjunction with this appointment, Mr. Walraven has resigned from the Company’s Board of Directors on which he has served since August 2024.

“We are pleased to have completed our search for a Chief Financial Officer with the appointment of Jeffery Walraven to the permanent role, and I want to congratulate him on his appointment,” stated John L. Villano, President and Chief Executive Officer of Sachem Capital. “Jeff has extensive public company, financial markets, accounting and consulting experience, and has brought discipline and efficiency to our financial controls, processes, and procedures. Further, he has been a great partner for me and a true team leader who has earned the respect and admiration of our employees. I look forward to continue to work with him.”

Mr. Walraven has extensive experience with private and public real estate companies working on matters including capital markets, accounting and finance. He has served as Chief Operating Officer, a director and co-founder of Freehold Properties, Inc., a REIT that provides net lease financing to specialty agricultural real estate. Mr. Walraven has also served as an independent director and member of the audit committee of Broad Street Realty, Inc. (OTCQX: BRST), a real estate company that owns, operates, develops, and redevelops primarily essential grocery-anchored shopping centers and mixed-use properties, since October 2023. From January 2014 to May 2019, He also served as Executive Vice President and Chief Financial Officer of MedEquities Realty Trust, Inc. (formerly, NYSE: MRT), an internally managed healthcare REIT that was sold to Omega Healthcare Investors, Inc. in May 2019. Additionally, Mr. Walraven has over 20 years of public accounting and consulting experience, serving many public real estate and related clients since 1999. He worked extensively with these companies on all aspects of Securities and Exchange Act matters, including quarterly, annual and special reports, and matters relating to acquisitions, dispositions and securities offerings.

Mr. Walraven holds a Bachelor’s degree in Financial Management from Bob Jones University and a Masters of Professional Accountancy from Clemson University. He also maintained an active CPA license from 1994 to 2016 in multiple states.

About Sachem Capital Corp
Sachem Capital Corp. is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., three years or less) secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the Company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Company’s Annual Report on Form 10-K for 2024 filed with the U.S. Securities and Exchange Commission on March 31, 2025, as may be supplemented by the Company’s subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.
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Email: investors@sachemcapitalcorp.com